Exhibit 1.1

BANK OF MONTREAL

U.S. $500,000,000

Gold Deposit Receipts of Vaulted Gold Bullion Trust

Distribution Agreement

, 2016

BMO Capital Markets Corp.
3 Times Square
New York, NY 10036

Ladies and Gentlemen:

Vaulted Gold Bullion Trust, a Delaware trust (the “Trust”), and Bank of Montreal, a Canadian chartered bank (the “Initial Depositor” and together with the Trust, the “Offerors”), propose, subject to the terms and conditions stated herein, to issue and sell, from time to time, an aggregate of up to U.S. $500,000,000 of any class of Gold Deposit Receipts of the Trust, each representing one troy ounce of Gold Bullion (the “Receipts”), provided that the Offerors may increase the amount of Receipts they may sell at any time as provided in Section 9(c) hereof, and agree with BMO Capital Markets Corp. as set forth in this Distribution Agreement (the “Agreement”). “Gold Bullion” means a bar, ingot, coin or wafer that is composed of gold that is refined to a purity level of at least 99.5%. The Receipts, including the differences between and the eligibility requirements for each class of Receipts, are more fully described in the Prospectus (as defined herein). Each of the terms “the Underwriter” “such Underwriter,” “any Underwriter,” “an Underwriter,” “each Underwriter” and “you” when used in this Agreement, shall mean BMO Capital Markets Corp. , together with any underwriter appointed by the Offerors pursuant to Section 9(b) hereof (individually or collectively, as the context may demand).

Subject to the terms and conditions stated herein (including Section 12 hereof), the Offerors hereby appoint each Underwriter as an underwriter of the Trust for the purpose of purchasing the Receipts. The Offerors reserve the right to sell Receipts directly on their own behalf and to enter into agreements with other broker-dealers as selling agents as contemplated by Section 9(b) hereof.

1. The Offerors represent and warrant to, and agree with, each Underwriter as follows:

(a)           Registration Statement.  (i) The Trust has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-          ) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, at any given time, including amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act at such time or otherwise pursuant to the Securities Act at such time, is herein called the “Registration Statement.” Any registration statement filed by the Trust pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Trust and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-1. Any offering of the Receipts (an “Offering”) will comply with the applicable requirements of Rule 415 under the Securities Act. The Trust has complied with all requests of the Commission for additional or supplemental information.

(ii)           No stop order preventing or suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose have been instituted or, to the Trust’s knowledge, are contemplated or threatened by the Commission.

(iii)           The Trust has filed with the Commission pursuant to Rule 424 under the Securities Act a final prospectus relating to the Receipts in the form heretofore delivered to the Underwriter. Such prospectus included in the Registration Statement at the time it was declared effective by the Commission or in the form in which it has been most recently filed with the Commission on or prior to the date of this Agreement is hereinafter called the “Prospectus.” Any reference herein to the Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act as of the date of the prospectus, and also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act.

(iv)           For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations promulgated thereunder, the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed to be a part thereof.

(b)           Compliance with Registration Requirements.  As of the time of filing of the Registration Statement or any post-effective amendment thereto, at the time it became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B under the Securities Act), at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) and as of the time of each acceptance (a “Time of Acceptance”) by the Company of an offer to purchase the Receipts, the Registration Statement complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time of filing or the time of first use and as of each Time of Acceptance, complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Trust makes no representations or warranty in this paragraph with respect to any Underwriter Information (as defined herein).

(c)           Disclosure Package.  As of the Time of Acceptance with respect to any sale of Receipts, neither (A) the Issuer General Free Writing Prospectus(es) (as defined herein) issued at or prior to the Time of Acceptance and the Prospectus, all considered together (collectively, the “Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined herein), when considered together with the Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Trust makes no representations or warranty in this paragraph with respect to any Underwriter Information. As used in this paragraph and elsewhere in this Agreement:

(1)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Receipts in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Trust’s records pursuant to Rule 433(g) under the Securities Act.

(2)           “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as identified in Schedule I attached hereto, and does not include a “bona fide electronic road show” as defined in Rule 433.

(3)           “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus, including any “bona fide electronic road show” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

(d)           Conflict with Registration Statement.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the termination of the Offering or until any earlier date that the Trust notified or notifies the Underwriters, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated by reference therein that has not been superseded or modified; provided that the Trust makes no representations or warranty in this paragraph with respect to any Underwriter information.

(e)           Distributed Materials.  The Offerors have not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Receipts other than the Disclosure Package or the Prospectus, and other materials, if any, permitted under the Securities Act to be distributed and consistent with Section 3(a) hereof. The Trust will file with the Commission all Issuer Free Writing Prospectuses that are required to be filed in the time required under Rule 433(d) under the Securities Act. The Trust has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The parties hereto agree and understand that the content of any and all “road shows” related to the Offering is solely the property of the Trust.

(f)           Due Authorization. The Offerors have full legal right, corporate power and authority to enter into this Agreement and carry out the duties and responsibilities contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Offerors, and constitutes a legal, valid and binding agreement of the Offerors, enforceable against the Offerors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 7 hereof may be limited by Canadian, federal or state securities law or the public policy underlying such laws.

(g)           No Conflicts.  The issue and sale of the Receipts, the compliance by each of the Offerors with all of the provisions of the Receipts, this Agreement and the Amended and Restated Depositary Trust Agreement dated as of            , 2016, by and among the Initial Depositor, BMO Capital Markets Corp., the Bank of New York Mellon, as trustee (the “Trustee”), and the BNY Mellon Trust of Delaware, as Delaware trustee (the “Depositary Trust Agreement”), and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either the Trust, the Initial Depositor or any of their respective subsidiaries is a party or by which the Trust, the Initial Depositor or any of their respective subsidiaries is bound or to which any of the property or assets of the Trust, the Initial Depositor or any of their respective subsidiaries is subject, nor will such action result in any violation of the provisions of the organizational documents of the Trust or the Initial Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, the Initial Depositor or any of their properties except for any such breach, violation or default which would not be reasonably likely to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Trust or the Initial Depositor (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required to purchase the Receipts, the issue and sale of the Receipts or the consummation by the Trust or the Initial Depositor of the other transactions contemplated by this Agreement or the Depositary Trust Agreement, except such as have been obtained.

(h)           Other Agreements.  Each of the Depositary Trust Agreement, and the Gold Storage Agreement (the “Gold Storage Agreement”) entered into on November 5, 2012 by the Royal Canadian Mint (the “Mint”) and the Initial Depositor, relating to the storage of Gold Bullion in an account at the Mint, has been duly and validly authorized, executed and delivered by the parties thereto, and constitutes the legal, valid and binding obligation of the parties thereto, enforceable against the parties thereto in accordance with their respective terms.

(i)           Gold Bullion.  The Gold Bullion held by the Trust is free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by this Agreement). Gold Bullion purchased in connection with a Receipt or delivered upon a redemption order will have minimum fineness of 995 parts per 1000.  Subject to the terms of the Gold Storage Agreement, the Initial Depositor, in its sole and absolute discretion, will determine whether the physical Gold Bullion holdings in the Initial Depositor’s account are in coin, bar, wafer, or ingot form. If the Gold Bullion is in coin form, each coin will also: (i) have been produced by the Mint and be legal tender in Canada for its denomination; and (ii) have a fair market value not exceeding 110 percent of the fair market value of the coin’s gold content. If the Gold Bullion is in bar, wafer, or ingot form, the Gold Bullion will also (i) have been fabricated by a metal refiner included in the London Bullion Market Association’s good delivery list of acceptable refiners for gold; and (ii) bear basic identification markings that are recognized and accepted for trading in Canadian financial markets, including the hallmark of the metal refiner that produced it and a stamp indicating its fineness and weight, and no other markings.

(j)           Grantor Trust Status.  The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Depositary Trust Agreement; the Trust is and will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is not and will not be treated as a consolidated subsidiary of the Initial Depositor pursuant to generally accepted accounting principles.

Any certificate signed by any officer of the Initial Depositor or the Trust and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Receipts shall be deemed a representation and warranty by the Initial Depositor or the Trust (and not such officer in an individual capacity), as applicable, to the Underwriters as to the matters covered thereby.

2.           (a)           On the basis of the representations and warranties, and subject to the terms and conditions, herein set forth, each of the Underwriters hereby agrees, severally and not jointly, to purchase the Receipts in accordance with the terms and conditions set forth herein, in the Prospectus as amended or supplemented from time to time and in any applicable Term Sheet.

The Offerors reserve the right, in their sole discretion, to instruct the Underwriters to suspend at any time, for any period of time or permanently, the purchase of the Receipts. Upon receipt of instructions from the Offerors, the Underwriters will forthwith suspend the purchase of the Receipts until such time as the Offerors have advised the Underwriters that such purchasing may be resumed. During such time as the purchase of the Receipts shall be suspended, the Offerors shall not be required to comply with the provisions of Sections 3(e), (f) and (g) hereof.

The Trust shall offer initially the following classes of Receipts, all of which rank pari passu with one another, and shall each represent an undivided interest in one troy ounce of Gold Bullion: Class A; Class F; and Class F-1.  As compensation for services rendered, and provided that any of the Receipts are sold to investors in the Offering, the Trust shall pay to the Initial Depositor an amount in the aggregate equal to 2% of the public offering price of the Receipts (the “Initial Depositor’s Fee”). This Initial Depositor’s Fee shall be collected by the Underwriters and shall be remitted promptly to the Initial Depositor.  In addition, purchasers of the Receipts will pay a sales fee that will vary according to which class is purchased.  In the case of Class A Receipts, a sales fee of 2.0% will be payable to the selling broker-dealer; in the case of Class F Gold Deposit Receipts, which will be sold only through fee-based programs, a sales fee of 0.5% will be payable to the selling broker-dealer; and in the case of Class F-1 Gold Deposit Receipts, which will be sold to trust or fiduciary accounts, no sales fee will be payable.
As Underwriters, you are authorized to purchase the Receipts only in accordance with applicable securities laws and upon the terms set forth in the Prospectus. Each Underwriter shall communicate to the Offerors, orally or in writing, each offer to purchase the Receipts other than those rejected by such Underwriter. The Offerors shall have the sole right to accept offers to purchase the Receipts and may reject any proposed purchase of Receipts as a whole or in part. The Underwriters shall have the right, in their discretion reasonably exercised, to reject any offer to purchase the Receipts, as a whole or in part, and any such rejection by the Underwriters shall not be deemed a breach of their agreements contained herein.

The obligation of any Underwriter, as agent of the Offerors, to purchase the Receipts shall be subject, in such Underwriter’s reasonable discretion, to the condition that the Offerors shall have performed, or be in compliance with, in all material respects, its agreements in Sections 3(e), (f), and (g) hereof and shall have performed, in all material respects, all of its other obligations hereunder theretofore in each case to be performed.

(b)           Each sale of Receipts to any Underwriter shall be made in accordance with the terms of this Agreement and on the basis of the representations and warranties, and subject to the terms and conditions, herein set forth. Monthly pricing supplements prepared by the Trust shall specify the amount of Receipts sold by the Trust, and the price paid to the Offerors for the class or classes of Receipts being sold thereunder.

(c)           Each Underwriter severally represents and agrees with the Offerors that it will promptly advise the Offerors upon the completion of the distribution of any offering of Receipts.

(d)           Each Underwriter severally represents and agrees with the Offerors that it will comply with or observe any restrictions or limitations set forth in the Prospectus as amended or supplemented on persons to whom, or the jurisdictions or manner in which, the Receipts may be offered, sold, resold or delivered.

3. The Offerors covenant and agree with each Underwriter as follows:

(a)           The Offerors will (i) file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430B and 430C, as applicable, under the Securities Act, (ii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, if applicable, (iii) file promptly all reports required to be filed by the Trust with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during such period as the Prospectus would be required by law to be delivered in connection with the Offering (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “Prospectus Delivery Period”), and (iv) furnish copies of each Issuer Free Writing Prospectus, if any, (to the extent not previously delivered) to the Underwriters prior to 11:00 a.m. Eastern Time, on the second business day next succeeding the date of this Agreement in such quantities as the Underwriters shall reasonably request.

(b)           If the Offerors elect to rely upon Rule 462(b) under the Securities Act, the Trust shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 8:00 a.m., EDT, on the business day next succeeding the date of this Agreement, and the Trust shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Securities Act.

(c)           The Offerors will not, during the Prospectus Delivery Period in connection with the Offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have reasonably objected thereto in good faith.

(d)           The Offerors will (i) not make any offer relating to the Receipts (except in the case of Receipts sold directly by the Offerors) that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Trust with the Commission under Rule 433 under the Securities Act unless the Underwriters approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) identified in Schedule I attached hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Underwriters, the Trust or the Initial Depositor being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf the Underwriters that the Underwriters otherwise would not have been required to file thereunder. The Offerors will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(e)           The Trust will notify the Underwriters promptly, and will, if requested, confirm such notification in writing:  (i) of the receipt of any comments of, or requests for additional information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus; (iii) of the time and date when any post-effective amendment to the Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or any order preventing or suspending the use of any prospectus included in the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof. The Trust will use its reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension by the Commission and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

(f)           (i) If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus or the Disclosure Package in order to make the statements therein, in the light of the circumstances when the Prospectus or the Disclosure Package is delivered to an investor, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus or the Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus or the Disclosure Package so that the statements in the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Prospectus o the Disclosure Package is delivered to an investor, be misleading or so that the Prospectus or the Disclosure Package, as amended or supplemented, will comply with applicable law. During the period beginning when any event or condition discussed above occurs or is identified, the parties to this Agreement understand that the Offering shall be suspended (such period, a “Blackout Period”).  The Offerors will provide notice to the Underwriters (i) as far in advance as is reasonably practicable of the likely occurrence of any Blackout Period, and (ii) promptly provide notice when such Blackout Period has ended.

(ii)           If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Receipts or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Trust promptly will notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)           The Trust will deliver promptly to the Underwriters and their counsel such number of the following documents as the Underwriters shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) copies of any Issuer Free Writing Prospectus, (iii) during the Prospectus Delivery Period, copies of the Prospectus (or any amendments or supplements thereto); (iv) any document incorporated by reference in the Prospectus (other than any such document that is filed with the Commission electronically via EDGAR or any successor system); and (v) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Receipts under the Securities Act.

(h)           Each acceptance by the Offerors of an offer to purchase the Receipts hereunder, and each sale of Receipts to such Underwriter hereunder, shall be deemed to be an affirmation to such Underwriter that the representations and warranties of the Offerors contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such acceptance as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented at such time).

(i)           Each time the Registration Statement or the Prospectus shall be amended or supplemented as a result of the filing by the Trust of its annual report or any quarterly report pursuant to Section 13(a) or 15(d) of the Exchange Act, the Offerors shall furnish or cause to be furnished (as promptly as reasonably practicable in the case of any such amendment or supplement) to such Underwriter, upon its request, a certificate of any authorized officer of the Initial Depositor, dated the date of such supplement or amendment, in form satisfactory to such Underwriter in its reasonable judgment to the effect that the statements contained in the certificate referred to in Section 6(c) hereof which was last furnished to such Underwriter are true and correct, in all material respects, at such date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date.

(j)           Each time the Registration Statement or the Prospectus shall be amended or supplemented as a result of the filing by the Trust of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, and each time the Trust files a quarterly report on Form 10-Q, the Offerors shall furnish or cause to be furnished (as promptly as reasonably practicable in the case of any such amendment or supplement) to such Underwriter, upon its request, a written letter of Morrison & Foerster LLP, United States counsel for the Underwriter, other counsel satisfactory to such Underwriter in its reasonable judgment, dated the date of such amendment or supplement, each in form satisfactory to such Underwriter in its reasonable judgment, to the effect that such Underwriter may rely on the letter referred to in Section 6(b) hereof which was last furnished to such Underwriter to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such letter, a letter of the same tenor as the letter referred to in Section 6(b) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date.

(k)           The Offerors will consider any request by the Underwriters to qualify the Receipts for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request.

(l)           The Trust will apply the net proceeds from the sale of the Receipts in the manner set forth in the Registration Statement, Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(m)           Prior to the date hereof, the Offerors will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Trust, its condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Receipts, without the prior written consent of the Underwriters (such consent not to be unreasonably withheld, delayed or conditioned) unless in the reasonable judgment of the Offerors and their counsel, and after notification to the Underwriters, such press release or communication is required by law, in which case the Offerors shall use their  reasonable best efforts to allow the Underwriters reasonable time to comment on such release or other communication in advance of such issuance.

(n)           The Offerors will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of any of the Receipts.

(o)           The Initial Depositor shall engage and maintain, at its expense, the Bank of New York Mellon or another suitable party to act as trustee of the Trust. The Initial Depositor shall provide prompt notice to the Underwriters if the Trustee resigns at any time.

(p)           The Trust shall not invest or otherwise use the proceeds received by the Trust from its sale of the Receipts in such a manner as would require the Trust to register as an investment company under the Investment Company Act of 1940, as amended.

(q)           The Initial Depositor and the Trust shall not terminate the Gold Storage Agreement, the Depositary Trust Agreement or the carrier agreement between the Initial Depositor and the entity responsible for completing the physical delivery of Gold Bullion without providing 30 days’ prior written notice to the Underwriters.

4.           (a)           Each Underwriter severally represents that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or an offer to buy the Receipts other than (A) any Permitted Free Writing Prospectus or (B) any written communication prepared by such Underwriter and approved by the Offerors in advance in writing;

(b)           Each Underwriter severally covenants and agrees with the Offerors that each acceptance by such Underwriter of an offer to purchase the Receipts hereunder, and each sale of Receipts from the Offerors to such Underwriter hereunder, shall be deemed to be an affirmation to the Offerors that the representations and warranties of such Underwriter contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such acceptance as though made at and as of such time; and

(c)           Each Underwriter severally represents and agrees that:

(i)           it will only sell Receipts in accordance with the terms and conditions set forth in this Agreement and the Disclosure Package;

(ii)           it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells Receipts or possesses or distributes the Prospectus as amended or supplemented or any Issuer Free Writing Prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Receipts under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Offerors shall have no responsibility in relation to this; and

(iii)           it will not offer or sell any Receipts purchased by it, directly or indirectly, in Canada or to any resident of Canada without the consent of the Offerors, and further agrees that it will include a comparable provision in any sub-underwriting, banking group or selling group agreement or similar arrangement with respect to any Receipts that may be entered into by such Underwriter.

5. The Initial Depositor covenants and agrees with each Underwriter that the Initial Depositor, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Underwriters all costs and expenses incident to the performance of the Trust’s obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package and the Prospectus, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to the Underwriter and dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Receipts including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Receipts and the printing, delivery, shipping of the certificates representing the Receipts, (iii) all expenses in connection with the qualification of the Receipts for offering and sale under state securities laws or Blue Sky laws, (iv) the fees and expenses of any transfer agent or registrar for the Receipts, (v) the filing fees required to be paid by the Underwriters or the Trust with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including all Public Offering System filing fees), and (vi) fees, disbursements and other charges of counsel to the Trust. It is understood that except as provided in this Section 5 and Section 7 hereof, the Underwriters shall pay all of their own expenses.

6. The obligation of any Underwriter hereunder, as agent of the Offerors, shall be subject, in such Underwriter’s reasonable discretion, to the condition that all representations and warranties and other statements of the Offerors herein are true and correct, in all material respects, at and as of the date of this Agreement and to the condition that the Offerors shall have performed, in all material respects, all of their obligations hereunder theretofore in each case to be performed and to the following additional conditions:

(a)           No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or, to the knowledge of the executive officers of the Offerors, shall be contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Underwriter;.

(b)           Such Underwriter shall have received, upon its request, from Morrison & Foerster LLP, United States counsel to the Underwriters, or other counsel satisfactory to such Underwriter in its reasonable judgment, a letter, dated the date of this Agreement, to the effect that nothing has come to such counsel’s attention that leads it to believe that (i) the Registration Statement, at the time it became effective and as of its most recent effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, at the Time of Acceptance, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act or as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements, supporting schedules, footnotes and other financial information contained in the Registration Statement, the Disclosure Package or the Prospectus.

(c)           The Initial Depositor shall have furnished or caused to be furnished to such Underwriter a certificate of the Initial Depositor, addressed to such Underwriter and dated the date of this Agreement, signed by any authorized officer of the Initial Depositor, to the effect that:

(i)           each of the representations, warranties and agreements of the Trust in this Agreement were true and correct when originally made (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date); and the Trust has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied as of the date hereof; and

(ii)           such officer has reviewed the Registration Statement, the Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (and any documents filed under the Exchange Act and deemed to be incorporated by reference into the Disclosure Package and the Prospectus), and (A) each part of the Registration Statement and any amendment thereof do not and did not contain when the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) as of the date hereof, neither the Disclosure Package nor any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, contained any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) the Prospectus, as amended or supplemented, does not and did not contain, as of its issue date and as of the date hereof, any untrue statement of material fact or omit to state and did not omit to state as of such date, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the issuance and sale of the Receipts; provided that if any such objection is raised, the Offerors and such Underwriter shall negotiate promptly and in good faith appropriate modifications to such underwriting terms and arrangements in order to satisfy such objections.

(e)           Prior to the date hereof, the Trust shall have furnished to such Underwriter such further information, certificates or documents as such Underwriter shall have reasonably requested for the purpose of enabling it to pass upon the issuance and sale of the Receipts as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

7.           (a)           The Offerors, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls any of the Underwriters within the meaning of the Act, against any losses (other than loss of profits), claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Disclosure Package or the Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Underwriter and such controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim, as incurred; provided, however, that the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Disclosure Package or the Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter expressly for use therein (the “Underwriter Information”).

(b)           Each Underwriter, severally and not jointly, will indemnify and hold harmless the Offerors and each person, if any, who controls either of the Offerors within the meaning of the Act, against any losses, claims, damages or liabilities to which the Offerors or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Disclosure Package or the Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Disclosure Package or the Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Offerors for any legal or other expenses reasonably incurred by the Offerors or such controlling person in connection with investigating or defending any such action or claim, as incurred.

(c)           Promptly after receipt by an indemnified party under Sections 7(a) or (b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however, that the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the judgment of counsel, be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 7(a) hereof and by the Offerors in the case of parties indemnified pursuant to Section 7(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which such consent shall not be unreasonably conditioned, delayed or withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is an actual or potential party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes (x) no admission of culpability of such indemnified party and (y) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Sections 7(a) or (b) hereof in respect of any losses (other than loss of profits), claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and each Underwriter on the other from the offering of the Receipts to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required under Section 7(c) hereof, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and each Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and each Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Receipts (before deducting expenses) received by the Offerors bear to any fees, commissions or discounts received by such Underwriter in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Offerors on the one hand or by any Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offerors and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), an Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Receipts purchased by or through it were sold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) or found to be grossly negligent by a court of competent jurisdiction shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Offerors under this Section 7 shall be in addition to any liability which the Offerors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Offerors and to each person, if any, who controls either of the Offerors within the meaning of the Act.

8. The respective indemnities, agreements, representations, warranties, and other statements by any Underwriter and the Offerors or their officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter or the Offerors or any of their officers or directors or any controlling person, and will survive each delivery of and payment for any of the Receipts.

9.           (a)           The provisions of this Agreement relating to the purchase of the Receipts may be suspended or terminated at any time by the Offerors as to any Underwriter or by any Underwriter as to such Underwriter upon the giving of written notice of such suspension or termination to such Underwriter or the Offerors, as the case may be. In the event of any such suspension or termination, with respect to any Underwriter, this Agreement shall remain in full force and effect with respect to any Underwriter as to which such suspension or termination has not occurred and no party shall have any liability to the other party hereto, except as provided in Section 5, Section 7 and Section 9 hereof and except that, if at the time of such suspension or termination, an offer for the purchase of Receipts shall have been accepted by the Offerors but the delivery of the Receipts relating thereto to the purchaser or his agent shall not yet have occurred, the Offerors shall have the obligations provided in Sections 3(i), (j) and (k) hereof.

(b)           The Offerors, in their sole discretion, may appoint one or more additional parties to act as Underwriters hereunder from time to time. Any such appointment shall be made in a writing, in the form of Annex II attached hereto, signed by the Offerors and the party so appointed. Such appointment shall become effective in accordance with its terms after the execution and delivery of such writing by the Offerors and such other party. When such appointment is effective, such other party shall be deemed to be one of the Underwriters referred to in, and to have the rights and obligations of an Underwriter under, this Agreement, subject to the terms and conditions of such appointment.

(c)           The Offerors, in their sole discretion, may increase the aggregate initial offering price of the Receipts from time to time without consent of, or notice to, any Underwriter.

(d)           The Offerors and any Underwriter may amend, eliminate or otherwise change any provision of this Agreement with respect to such Underwriter without consent of, or notice to, any other Underwriter. Any such amendment, elimination or change shall be made in a writing signed by the Offerors and each Underwriter that is a party to such amendment, elimination or change. In the event of such amendment, elimination or change, this Agreement shall remain in full force and effect with respect to any Underwriter that is not a party to such amendment, elimination or change (without giving effect to such amendment, elimination or change with respect to such Underwriter) unless suspended or terminated with respect to such Underwriter pursuant to Section 9(a) hereof.

10. All statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to the Underwriters, shall be sufficient in all respects when delivered or sent by mail, telex or facsimile transmission to BMO Capital Markets Corp., 3 Times Square, New York, NY 10036, Attention: Global Structured Products, Tel: 1-877-369-5412, Email: investor.solutions@bmo.com, and to any other Underwriters at the addresses set forth in their letter of appointment delivered in accordance with Section 9(b) hereof, and if to the Trust shall be sufficient in all respects when delivered or sent by mail, telex or facsimile transmission to The Bank of New York Mellon, Corporate Trust Department, 101 Barclay Street, Floor 7 East, New York, NY 10286, Attention: William J. Herrmann, Tel: (212) 815-3657, Facsimile:            , Email: william.herrmann@bnymellon.com, and if to the Initial Depositor, shall be sufficient in all respects when delivered or sent by mail, telex or facsimile transmission to Bank of Montreal, 3 Times Square, New York, NY 10036, Attention: Legal Department, Tel:            , Facsimile: (212) 702-1205, Email:            , with a copy (which shall not constitute notice) to Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019, Attention: Anna T. Pinedo, Esq., Tel: (212) 468-8000, Facsimile: (212) 468-7900, Email: apinedo@mofo.com.

11. This Agreement shall be binding upon, and inure solely to the benefit of, each Underwriter and the Offerors, and to the extent provided in Section 7 and Section 8 hereof, the officers and directors of the Offerors and any person who controls any Underwriter or the Offerors and an affiliate of an Underwriter, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Receipts through or from any Underwriter hereunder shall be deemed a successor or assign by reason of such purchase.

12. The Offerors acknowledge and agree that (i) the purchase and sale of the Receipts pursuant to this Agreement is an arm’s-length commercial transaction between the Offerors, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is not the agent or fiduciary of the Offerors, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Offerors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Offerors on other matters) or any other obligation to the Offerors except the obligations expressly set forth in this Agreement, (iv) the Underwriter may have interests that differ from the interests of the Offerors, and (v) the Offerors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Offerors agree that they will not claim that the Underwriter, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Offerors, in connection with such transaction or the process leading thereto.

13. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Offerors and the Underwriters, or any of them, with respect to the subject matter hereof.

14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

15. Each of the Offerors irrevocably (i) agrees that any legal suit, action or proceeding against the Offerors brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement may be instituted in any state or federal court in The City of New York (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding, and (iii) submits to the jurisdiction of such courts in any such suit, action or proceeding. Each of the Offerors irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby and thereby that is instituted in any New York Court. Each of the Offerors has appointed BMO Capital Markets Corp., 3 Times Square, 28th Floor, New York, New York 10036 (Attention: Legal Department), as its authorized agent (the “Authorized Agent”) upon which process may be served in any such action arising out of or based on this Agreement that may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Offerors represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to either of the Offerors shall be deemed, in every respect, effective service of process upon such Offeror. Notwithstanding the foregoing, neither the Offerors’ appointment of the Authorized Agent as their agent for service of process nor their consent to the jurisdiction of any New York Court and waiver of any defenses or objections thereto provided in this Section 15 shall apply to any legal action, suit or proceeding arising out of or based upon United States federal securities laws.

16. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the relevant Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Offerors with respect to any sum due from them to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Offerors agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Offerors an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

17. Time shall be of the essence in this Agreement. As used herein, “business day” shall mean any day other than a day when the Commission’s office in Washington, D.C. is not open for business or banking institutions are authorized or obligated by law or executive order to close in The City of New York or Toronto, Ontario.

18. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all of such respective counterparts shall together constitute one and the same instrument.

19. Notwithstanding anything herein to the contrary, the Offerors are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of any potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Offerors relating to that treatment and structure, without any Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to the U.S. federal and state income tax treatment of the potential transaction.

20. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Offerors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[The remainder of this page is intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement among the Trust, the Initial Depositor and each of you in accordance with its terms.

Very truly yours,

VAULTED GOLD BULLION TRUST

By: BANK OF MONTREAL, as Initial Depositor

By:
Name:
Title:

BANK OF MONTREAL

By:
Name:
Title:

Accepted in New York, New York

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

By:
Name:
Title:

[Signature page to the Distribution Agreement]

Annex I

Form of Appointment Letter

Bank of Montreal

Gold Deposit Receipts of Vaulted Gold Bullion Trust

[Date]

[Name and address of Underwriter]

Ladies and Gentlemen:

Vaulted Gold Bullion Trust, a Delaware trust (the “Trust”), and Bank of Montreal, a Canadian chartered bank (the “Initial Depositor” and together with the Trust, the “Offerors”), have previously entered into the Distribution Agreement, dated [______], 2016 (the “Distribution Agreement”), among the Trust, the Initial Depositor and BMO Capital Markets Corp., with respect to the issue and sale by the Offerors of the Trust’s Gold Deposit Receipts (the “Receipts”). A copy of the Distribution Agreement is attached hereto. “Existing Underwriters” shall mean BMO Capital Markets Corp., together with any agent appointed by the Offerors prior to the date hereof pursuant to Section 9(b) of the Distribution Agreement.

Subject to and in accordance with the terms of the Distribution Agreement, the Offerors hereby appoint you as an Underwriter under the Distribution Agreement [in connection with the purchase of the Receipts described in the accompanying pricing supplement (or pricing term sheet), dated __________, but only for this one reverse inquiry transaction]. Your appointment is made subject to the terms and conditions applicable to Underwriters under the Distribution Agreement [and terminates upon payment for the Receipts or other termination of this transaction].

Subject to the provisions hereof, this Agreement incorporates by reference all of the terms and provisions of the Distribution Agreement, including all schedules and exhibits thereto.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement, except that the terms “Underwriter,” “Underwriters” and “you,” as used in the Distribution Agreement, shall be deemed to refer, where applicable and for purposes of this Agreement, to the Existing Underwriters and you.

You and we each agree to perform our respective duties and obligations specifically provided to be performed by each of us in accordance with the terms and provisions of the Distribution Agreement.

[The remainder of this page is intentionally left blank]

AI-1

If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below. This action will confirm your appointment and your acceptance and agreement to act as Underwriter in connection with the issue and sale of the Receipts under the terms and conditions of the Distribution Agreement.

Very truly yours,

VAULTED GOLD BULLION TRUST

By: BANK OF MONTREAL, as Initial Depositor

By:
Name:
Title:

By:
Name:
Title:

BANK OF MONTREAL

By:
Name:
Title:

By:
Name:
Title:

Accepted in New York, New York

[Name of Underwriter]

By:
Name:
Title:

AI-2

Schedule I

Issuer General Free Writing Prospectuses

None.

 SI-1